UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 20, 2017

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	1-34392	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany Shaker Road, Latham, New York 12110
(Address of Principal Executive Offices)  (Zip Code)

(518) 782-7700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                                        Entry into a Material Definitive Agreement.

On July 20, 2017, Plug Power Inc. (the “Company”) and Wal-Mart Stores, Inc. (“Walmart”) entered into a Transaction Agreement (the “Transaction Agreement”), pursuant to which the Company agreed to issue to Walmart, a warrant (the “Warrant”) to acquire up to 55,286,696 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), subject to certain vesting events described below. The Company and Walmart entered into the Transaction Agreement in connection with an existing commercial agreement between the Company and Walmart with respect to the deployment of the Company’s GenKey fuel cell technology across various Walmart’s distribution centers. The existing commercial agreement contemplates future purchase orders for the Company’s fuel cell technology. The vesting of the Warrant Shares, described below, is linked to payments made by Walmart or its affiliates (directly or indirectly through third parties) pursuant to the existing commercial agreement.

Warrant

The Warrant Shares will vest based on certain qualified payments of up to $600 million made by Walmart to the Company in connection with the existing commercial agreement or other Walmart purchases of hardware, services and fuel from the Company. The first tranche of 5,819,652 Warrant Shares vested upon the execution of the Warrant and other transaction documents. The second tranche of 29,098,260 Warrant Shares will vest in four installments of 7,274,565 Warrant Shares each time Walmart or its affiliates, directly or indirectly through third parties, make an aggregate of $50 million in qualified payments to the Company, up to qualified payments totaling $200 million in the aggregate. The exercise price for the first and second tranches of Warrant Shares will be $2.1231 per share. After Walmart has made qualified payments to the Company totaling $200 million, the third tranche of 20,368,784 Warrant Shares will vest in eight installments of 2,546,098 Warrant Shares each time Walmart or its affiliates, directly or indirectly through third parties, make an aggregate of $50 million in qualified payments to the Company, up to qualified payments totaling $400 million in the aggregate. The exercise price of the third tranche of Warrant Shares will be an amount per share equal to ninety percent (90%) of the 30-day volume weighted average share price of the Common Stock as of the first vesting date of the second tranche of Warrant Shares; provided that, with limited exceptions, the exercise price for the third tranche will be no lower than $1.1893. The Warrant is exercisable through July 20, 2027.

Upon the consummation of certain change of control transactions (as defined in the Warrant) prior to the vesting of at least 60% of the aggregate Warrant Shares, the Warrant will automatically vest and become exercisable with respect to an additional number of Warrant Shares such that 60% of the aggregate Warrant Shares shall have vested; provided that either (i) such change of control transaction occurs after the two-year anniversary of the Warrant issuance and Walmart has installed the Company’s fuel cell technology at no fewer than fifteen (15) Walmart sites prior to such two-year anniversary or (ii) the change of control transaction occurs prior to such two-year anniversary. If a change of control transaction is consummated after the vesting of at least 60% of the aggregate Warrant Shares, then no acceleration of vesting will occur with respect to any of the unvested Warrant Shares as a result of the transaction. The exercise price and the Warrant Shares issuable upon exercise of the Warrant are subject to customary antidilution adjustments.

The foregoing summary is qualified in its entirety by reference to the Warrant, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Transaction Agreement

The Transaction Agreement sets forth certain governance arrangements and provisions relating to Walmart’s equity interest in the Company, including customary registration rights, and includes customary representations and warranties and covenants of the Company and Walmart.

The Transaction Agreement contains certain restrictions on Walmart’s ability to transfer the Warrant and Warrant Shares. The Transaction Agreement also contains certain customary standstill restrictions that remain in effect during the period from the execution of the Transaction Agreement until such time as Walmart owns less than 10% of the outstanding shares of Common Stock (the “Standstill Period”). During the Standstill Period, Walmart and its affiliates will be required to vote all of their shares of Common Stock in excess of 14.9% of the Company’s outstanding shares of Common Stock in accordance with the recommendation of the Company’s Board of Directors.

The issuance of the Warrant and the exercise thereof by Walmart with respect to Warrant Shares representing more than 19.9% of the shares of Common Stock outstanding as of the date of issuance of the Warrant, or approximately 44,725,343 shares of Common Stock, is subject to the prior approval of the Company’s stockholders, as required under the rules of The Nasdaq Stock Market (the “Stockholder Approval”). Pursuant to the Transaction Agreement, no later than the Company’s 2018 Annual Meeting of Stockholders, the Company will convene and hold a meeting of its stockholders (the “Stockholder Meeting”) to consider and vote on the Stockholder Approval.

The issuance of the Warrant and of Warrant Shares, which are subject to the terms and conditions set forth in the Transaction Agreement and the Warrant, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) promulgated thereunder. The Warrant was issued only to Walmart in connection with the transactions contemplated by the Transaction Agreement. This current report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

The foregoing summary is qualified in its entirety by reference to the Transaction Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 3.02.                                        Unregistered Sales of Equity Securities.

See disclosures under Item 1.01 of this Form 8-K.

Item 3.03.                                        Material Modification to Rights of Security Holders.

In connection with and prior to entering into the Transaction Agreement, on July 20, 2017, the Company and Broadridge Corporate Issuer Solutions, Inc., as rights agent (“Broadridge”), entered into an Amendment No. 8 (the “Amendment”) to Shareholders Rights Agreement, dated as of June 23, 2009 (as amended by Amendment No. 1 to Shareholder Rights Agreement, dated as of May 6, 2011, Amendment No. 2 to Shareholder Rights Agreement, dated March 16, 2012, Amendment No. 3 to Shareholder Rights Agreement, dated March 23, 2012, Amendment No. 4 to Shareholder Rights Agreement dated February 11, 2013, Amendment No. 5 to Shareholder Rights Agreement, dated May 8, 2013, Amendment No. 6 to the Shareholder Rights Agreement dated December 19, 2016 and Amendment No. 7 to the Shareholder Rights Agreement dated April 4, 2017, the “Rights Agreement”), between the Company and Broadridge. The Amendment amends the definition of “Acquiring Person” to allow Walmart and its affiliates or associates to acquire the Warrant and the Warrant Shares without triggering the rights under the Rights Agreement. If Walmart becomes the beneficial owner of 15% or more of the shares of Common Stock and at such time Walmart is or is deemed to be the beneficial owner of any shares of Common Stock other than by virtue of owning the Warrant and the Warrant Shares (including as a result of any adjustments to any of the terms of the Warrant, including, without limitation, the exercise price of the Warrant or the number of Warrant Shares), as well as any shares of Common Stock acquired by Walmart under certain exceptions in the Transaction Agreement, then Walmart will be deemed an “Acquiring Person” under the Rights Agreement.

The foregoing summary is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 4.2 hereto and is incorporated herein by reference.

Item 8.01.                                        Other Events.

On July 21, 2017, the Company issued a press release with respect to the transactions described above, which is attached hereto as Exhibit 99.1. The Company also intends to hold a conference call with investors with respect to the transactions described above during which it will discuss the materials that are attached as Exhibit 99.2 hereto. The press release attached hereto as Exhibit 99.1 and the investor presentation attached hereto as Exhibit 99.2 are incorporated herein by reference.

Additional Information about the Transactions and Where to Find It

This communication is being made in respect of the transactions between the Company and Walmart, and the related issuance of a Warrant, described herein. The issuance of the Warrant, and the exercise thereof, with respect to Warrant Shares representing more than 19.9% of the Company’s Common Stock outstanding as of the date of issuance of such Warrant will be submitted to the Company’s stockholders for the Stockholder Approval. The Company intends to file with the SEC a proxy statement for the Stockholder Meeting (the “Proxy Statement”) that will include a proposal relating to the Stockholder Approval. This communication does not constitute a solicitation of any vote or proxy from any of the Company’s stockholders. Investors are urged to read the Proxy Statement carefully and in its entirety when it becomes available and any other relevant documents or materials filed or to be filed with the SEC or incorporated by reference in the Proxy Statement, because they will contain important information about the transactions between the Company and Walmart, the issuance of the Warrant and the proposal relating to the Stockholder Approval. The Proxy Statement will be mailed to the Company’s stockholders. In addition, the Proxy Statement and other documents will be available free of charge at the SEC’s internet website, www.sec.gov. When available, the Proxy Statement and other pertinent documents may also be obtained free of charge at the Investor Relations section of the Company’s website, www.plugpower.com, or by directing a written request to Plug Power Media & Investor Relations, 968 Albany Shaker Road, Latham, New York 12110 or at tel: (518) 738-0269 or email: media@plugpower.com.

The Company and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in favor of the Stockholder Approval. Information about the Company’s directors and executive officers is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 10, 2017 and in its definitive proxy statement on Schedule 14A filed with the SEC on May 23, 2017. Additional information regarding these persons and their interests in the transactions will be included in the Proxy Statement when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Item 9.01.  Financial Statements and Exhibits

d) Exhibits.

Exhibit Number	Description
4.1	Warrant to Purchase Common Stock, issued July 20, 2017, by and between Plug Power Inc. and Wal-Mart Stores, Inc.
4.2	Amendment No. 8, effective as of July 20, 2017, to Shareholder Rights Agreement by and between Plug Power Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent
10.1	Transaction Agreement, dated as of July 20, 2017, by and between Plug Power Inc. and Wal-Mart Stores, Inc.
99.1	Plug Power Inc. Press Release dated July 21, 2017
99.2	Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: July 21, 2017	By:	/s/ Andrew Marsh
	Name:	Andrew Marsh
	Title:	Chief Executive Officer

[Signature Page to Warrant 8-K]

EXHIBIT INDEX

Exhibit Number	Description
4.1	Warrant to Purchase Common Stock, issued July 20, 2017, by and between Plug Power Inc. and Wal-Mart Stores, Inc.
4.2	Amendment No. 8, effective as of July 20, 2017, to Shareholder Rights Agreement by and between Plug Power Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent
10.1	Transaction Agreement, dated as of July 20, 2017, by and between Plug Power Inc. and Wal-Mart Stores, Inc.
99.1	Plug Power Inc. Press Release dated July 21, 2017
99.2	Investor Presentation